Exhibit 32

                            Certification pursuant to
        Section 1350 of Chapter 63 of Title 18 of the United States Code


         In connection with the quarterly report of BF Acquisition Group IV, Inc. (the "Company") on Form 10-QSB for the fiscal quarter ended October 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned William R. Colucci, being the Chief Executive Officer and the Chief Financial Officer of the Company, does hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350 that, to my knowledge:


         1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and


         2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.



Date:  December 15, 2004



                                     /s/ William R. Colucci
                                     ----------------------
                                     Chief Executive Officer and
                                     Chief Financial Officer


The foregoing  certification  is being  furnished  solely  pursuant to 18 U.S.C.
Section 1350; it is not being filed for purposes of Section 18 of the Securities Exchange Act, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.



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